As filed with the Securities and Exchange Commission on January 10, 2020

Registration No. 333-234438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	84-1375299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

B. Sonny Bal, MD

President and Chief Executive Officer

SINTX Technologies, Inc.

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David F. Marx Daniel P. Lyman Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, Utah 84111	Barry L. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED January 10, 2020

SINTX TECHNOLOGIES, INC.

Subscription Rights to Purchase Up to 8,000 Units

Consisting of an Aggregate of Up to 8,000 Shares of Series C Convertible Preferred Stock

and Warrants to Purchase Up to 4,000,000 Shares of Common Stock

at a Subscription Price of $1,000 Per Unit and

Up to 4,000,000 Shares of Common Stock Issuable upon the Conversion of

Series C Convertible Preferred Stock Included in the Units and

Up to 4,000,000 Shares of Common Stock Issuable upon the Exercise of

Warrants Included in the Units

This prospectus relates to our distribution to holders of our common stock, Series B Preferred Stock, and certain outstanding warrants (which we refer to as the Participating Warrants), at no charge, non-transferable subscription rights to purchase units. Each unit, which we refer to as a Unit, consists of one share of Series C Convertible Preferred Stock, which we refer to as the Preferred Stock, and 500 warrants to purchase common stock, which we refer to as the Warrants. Each share of Preferred Stock is convertible, at our option at any time on or after the first anniversary of the expiration of the rights offering or at the option of the holder at any time, into a number of shares of our common stock equal to the quotient of the stated value of the Preferred Stock ($1,000) divided by the Conversion Price (initially, $2.00 per share). Each Warrant will be exercisable for one share of our common stock at an exercise price of $2.00 per share from the date of issuance through its expiration five years from the date of issuance. We refer to the offering that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right for every share of common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of the Participating Warrants) owned at 5:00 p.m., Eastern Time, on January 17, 2020, the record date of the Rights Offering, or the Record Date. The Preferred Stock and the Warrants comprising the Units will separate upon the expiration of the Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. The subscription rights will not be tradable. Holders as of the Record Date of Series B Preferred Stock and Participating Warrants, will also receive subscription rights pursuant to the terms of those Series B Preferred shares and Participating Warrants.

Each subscription right will entitle you to purchase one Unit, which we refer to as the Basic Subscription Right, at a subscription price per Unit of $1,000, which we refer to as the Subscription Price. If you exercise your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each subscription right consists of a Basic Subscription Right and an Over-Subscription Privilege, which we refer to as the Subscription Right.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on February 3, 2020, unless the Rights Offering is extended or earlier terminated by us. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion for any reason for up to an additional 45 days. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

We have engaged Maxim Group LLC to act as dealer-manager in the Rights Offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Our stock transfer agent, American Stock Transfer & Trust Company, LLC, will serve as the Subscription Agent and D.F. King & Co., Inc. will serve as Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares of our common stock, Series B Preferred Stock or Participating Warrants through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering - The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the expiration of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the Rights Offering to expire on or about February 3, 2020, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions within five business days of such date.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SINT.” On January 9, 2020, the last reported sale price of our common stock was $1.7298 per share. There is no public trading market for the Preferred Stock or the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The Subscription Rights are non-transferrable and will not be listed for trading on Nasdaq or any other securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

	Per Unit	Total(2)
Subscription price	$1,000	$8,000,000
Dealer-Manager fees and expenses(1)	$79.38	$635,000
Proceeds to us, before expenses	$920.62	$7,365,000

(1)	In connection with this Rights Offering, we have agreed to pay to Maxim Group LLC as the dealer-manager an aggregate cash fee equal to 7.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We agreed to reimburse expenses of Maxim Group LLC in the Rights Offering, up to $75,000. We have also agreed to issue Maxim Group LLC a warrant covering a number of shares of our common stock equal to 4.0% of the total number of shares of common stock issuable upon the conversion of the Preferred Stock issued in the Rights Offering. See “Plan of Distribution.”
(2)	Assumes the Rights Offering is fully subscribed but excludes proceeds from the exercise of Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the expiration date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Dealer-Manager

Maxim Group LLC

The date of this Prospectus is         , 2020

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the deal-manager have authorized anyone else to provide you with different information. We do not, and the dealer-manager and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the dealer-manager is not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the dealer-manager have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus to “SINTX,” “the Company,” “we,” “us” and “our” refer to SINTX Technologies, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise requires, references in this prospectus to shares of our common stock, including prices per share of our common stock, reflect the one-for-thirty reverse stock split approved by our stockholders on July 12, 2019.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our Units, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and any information incorporated by reference herein.

Company Overview

We are a biomaterials company focused on providing ceramic based biomaterial solutions in a variety of medical and industrial applications. Our primary focus is on the research and development and eventual commercialization of medical implant products manufactured with silicon nitride. We are also manufacturing spine implant products with silicon nitride previously designed and marketed by us for CTL Medical. We believe that silicon nitride has a superb combination of properties that make it ideally suited for long-term human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers - all of which have well-known practical limitations and disadvantages. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial and viral infection, ease of diagnostic imaging, resistance to corrosion, and superior strength and fracture resistance, among other advantages, all of which claims are validated in our large and growing inventory of peer-reviewed, published literature reports. We believe that our versatile silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non-medical fields.

We also believe that we are the first and only company to commercialize silicon nitride medical implants. Prior to October 1, 2018, we designed, manufactured and commercialized silicon nitride products for our own behalf in the spine implant market. Over 33,000 of our spinal implants manufactured with silicon nitride have been implanted into patients, with an excellent safety record. On October 1, 2018, we sold our spine implant business to CTL Medical and now manufacture spine implants made with silicon nitride for CTL Medical. Prior to selling our spine implant business to CTL Medical, we received 510(k) regulatory clearance in the United States, a CE mark in Europe, ANVISA approval in Brazil, and ARTG and Prostheses approvals in Australia for a number of silicon nitride spine implant products designed for spinal fusion surgery. Spine implant products manufactured by us from silicon nitride are currently marketed and sold by CTL Medical under the Valeo® brand to surgeons and hospitals in the United States and to selected markets in Europe and South America. These implants are designed for use in cervical (neck) and thoracolumbar (lower back) spine surgery. We are collaborating with CTL Medical to establish a commercial partner in Australia and also working with other partners to obtain regulatory approval for silicon nitride implants in Japan.

The sale of our spine implant business to CTL Medical enables us to now focus on our core competencies. These core competencies are research and development of silicon nitride and the design and manufacture of medical and nonmedical products manufactured from silicon nitride and other ceramic materials for our own account and in collaboration with other medical device manufacturers. We are targeting original equipment manufacturers (“OEM”) – including CTL Medical – and private label partnerships in order to accelerate adoption of silicon nitride in future markets such as coating products with silicon nitride, hip and knee replacements, dental and maxillofacial implants, extremities, trauma, and sports medicine. Existing biomaterials, based on plastics, metals, and bone grafts have well-recognized limitations that we believe are addressed by silicon nitride, and we are uniquely positioned to convert existing, successful implant designs made by other companies into products manufactured with silicon nitride. OEM and private label partnerships allow us to work with a variety of partners, accelerate the adoption of silicon nitride, and realize incremental revenue at improved operating margins, when compared to the cost-intensive direct sales model.

We believe that silicon nitride addresses many of the biomaterial-related limitations in fields such as hip and knee replacements, dental and maxillofacial implants, sports medicine, extremities, and trauma surgery. We further believe that the inherent material properties of silicon nitride, and the ability to formulate the material in a variety of compositions, combined with precise control of the surface properties of the material, opens up a number of commercial opportunities across orthopedic surgery, neurological surgery, maxillofacial surgery, and other medical disciplines.

We operate a 30,000 square foot manufacturing, laboratory and administrative facility at our corporate headquarters in Salt Lake City, Utah, and we believe we are the only vertically integrated silicon nitride medical device manufacturer in the world.

Our Strategy

Our goal is to become a leading biomaterial company focused on using our silicon nitride technology platform to develop, manufacture and commercialize a broad range of medical devices. Key elements of our strategy to achieve this goal are the following:

●	Support CTL and drive further adoption of silicon nitride interbody spinal fusion devices. We have entered into a 10-year agreement to manufacture all of CTL Medical’s requirements of silicon nitride based spinal implant products. This includes the current product line as well as new applications for silicon nitride in the spine.

●	Develop a commercial opportunity outside of spine. We have had active programs outside of spine for several years. We expect to commercialize on one or more of these in the near future.

●	Develop new silicon nitride manufacturing technologies. Our current manufacturing process has allowed us to successfully produce spinal implants for over 10 years. However, this process has limitations and we are actively pursuing other manufacturing technologies such as additive manufacturing, and surface coating technologies.

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●	Make improvements to our current formulation of silicon nitride to increase the bioactive properties of the material. We have demonstrated in the laboratory that we can make our material more bioactive. This work has been independently corroborated by researchers in other parts of the world. We expect that the availability of silicon nitride with enhanced bioactivity would open up new markets to us.

Intellectual Property

We rely on a combination of patents, trademarks, trade secrets, nondisclosure agreements, proprietary information ownership agreements and other intellectual property measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must continue to develop and maintain the proprietary aspects of our technologies.

As of December 2, 2019, we had thirteen issued U.S. patents, three pending U.S. non-provisional patent applications, three pending U.S. provisional patent applications, seven pending foreign applications and two pending PCT patent applications. Our first issued patent expired in 2016, with the last of these patents expiring in 2036. The core patent (US 6,881,229) expires in 2022.

We have seven U.S. patents directed to articulating implants using our high-strength, high toughness doped silicon nitride solid ceramic. The issued patents, which include US 6,881,229; US 7,666,229; US 7,780,738; US 8,123,812; US 8,133,284; US 9,051,639; and US 9,517,136 begin to expire in 2022.

We also have two U.S. patents related to our CSC technology that are directed to implants that have both a dense load-bearing, or cortical, component and a porous, or cancellous, component, together with a surface coating. These issued patents, US 8,133,284 and US 9,649,197 will expire in 2022 and 2035, respectively.

With respect to PCT patent application serial no. PCT/US2018/014781 directed to antibacterial biomedical implants, we recently entered the national stage in Europe, Australia, Brazil, Canada, China, Japan, and South Korea in order to seek potential patent protection for our proprietary technologies in those countries.

In relation to the sale of our spine implant business to CTL Medical under the Asset Purchase Agreement dated September 5, 2018 we assigned our entire right to forty eight (48) U.S. patents, two (2) foreign patents and three (3) pending patent applications from our patent portfolio to CTL Medical under that transaction. In addition, three (3) U.S. patents (U.S. patent nos. 9,399,309; 9,517,136; and 9,649,197) directed to silicon nitride manufacturing processes were licensed to CTL Medical under an irrevocable, fully paid-up, worldwide license for a ten year term with CTL Medical also having a Right of First Negotiation to acquire these patents if SINTX decides to later sell these IP assets to a third party. The previously listed licensed patents under Schedule A that were licensed to SINTX (Amedica) by the Dr. Jackson and SMS Trust pursuant to a license agreement between the parties has been assigned to CTL Medical as part of the sale of the spine business.

Our remaining issued patents and pending applications are directed to additional aspects of our products and technologies including, among other things:

●	designs for intervertebral fusion devices;
●	designs for hip implants;
●	designs for knee implants;
●	implants with improved antibacterial characteristics;
●	implants with improved wear performance; and
●	Antipathogenic compositions.

We also expect to rely on trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain our intellectual property position. However, trade secrets are difficult to protect. We seek to protect the trade secrets in our proprietary technology and processes, in part, by entering into confidentiality agreements with commercial partners, collaborators, employees, consultants, scientific advisors and other contractors and into invention assignment agreements with our employees and some of our commercial partners and consultants. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of the technologies that are developed.

Corporate Information

Our headquarters is located at 1885 West 2100 South, Salt Lake City, Utah 84119, and our telephone number is (801) 839-3500. We maintain a website at https://www.sintx.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

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Summary of the Rights Offering

Securities to be Offered	We are distributing to you, at no charge, one non-transferable Subscription Right to purchase one Unit for every share of our common stock (or share of common stock issuable upon conversion of Series B Preferred Stock and exercise of the Participating Warrants) that you owned on the Record Date. Each Unit consists of one share of our Preferred Stock and 500 Warrants. The Units will separate upon the closing of the Rights Offering and the Preferred Stock and Warrants will be issued separately, however, they may only be purchased as a Unit, and the Unit will not trade as a separate security.

Size of Offering	8,000 Units.

Subscription Price	$1,000 per Unit.

Series C Convertible Preferred Stock	Each share of Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the expiration of the rights offering, subject to certain conditions, or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $2.00 per share, subject to adjustment. The Preferred Stock has certain conversion rights and dividend rights.

Warrants	Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 per share, subject to adjustment, from the date of issuance through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis, at any time and from time to time after the date of issuance. We may redeem the Warrants for $0.01 per Warrant if our common stock closes above $8.00 per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Record Date	5:00 p.m., Eastern Time, January 17, 2020.

Basic Subscription Rights

Your Basic Subscription Right will entitle you to purchase one Unit at the Subscription Price. You may exercise your Basic Subscription Right for some or all of your Subscription Rights, or you may choose not to exercise your Subscription Rights. If you choose to exercise your Subscription Rights, there is no minimum number of Units you must purchase. We are distributing Basic Subscription Rights to purchase an aggregate of 2,910,462 Units, but are only selling 8,000 Units in the Rights Offering. In the event that the Rights Offering is over-subscribed, rights holders will be entitled to their pro rata portion of the Units.

Over-Subscription Privilege	If you exercise your Basic Subscription Rights in full, you may also choose to exercise an over-subscription privilege to purchase a portion of any Units that are not purchased by our other common and Series B Preferred stockholders or warrant holders through the exercise of their Basic Subscription Rights, subject to proration and stock ownership limitations described elsewhere in this prospectus. The subscription agent will return any excess payments by mail without interest or deduction promptly after expiration of the subscription period.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., Eastern Time, on February 3, 2020.

Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps:

If you are a record holder, as of the Record Date, of our common stock, Series B Preferred Stock or Participating Warrants, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 p.m., Eastern Time, on February 3, 2020. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If as of the Record Date you are a beneficial owner of shares of common stock, Series B Preferred Stock or Participating Warrants that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on February 3, 2020.

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Payment Adjustments	If you send a payment that is insufficient to purchase the number of Units requested, or if the number of Units requested is not specified in the Rights Certificate, the payment received will be applied to exercise Subscription Rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your Subscription Rights, including any over-subscription privilege exercised and permitted, the excess will be returned to you promptly in cash. You will not receive interest or a deduction on any payments refunded to you under the Rights Offering.

Delivery of Shares and Warrants

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Preferred Stock and Warrants purchased pursuant to the Rights Offering. All shares and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares or Participating Warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Transferability of Warrants	The Warrants will be separately transferable following their issuance and through their expiration five years from the date of issuance.

No Board Recommendation	Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	Except as described below, all exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.

Use of Proceeds

Assuming the exercise of Subscription Rights to purchase all Units of the Rights Offering, after deducting fees and expenses and excluding any proceeds received upon exercise of any Warrants, we estimate the net proceeds of the Rights Offering will be approximately $7.4 million. We intend to use the net proceeds from the exercise of Subscription Rights for general corporate purposes and to fund ongoing operations and expansion of our business. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension, Amendment and Termination

Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion for any reason for up to an additional 45 days. For example, we may decide that changes in the market price of our common stock warrant an extension, or we may decide that the degree of stockholder participation in the Rights Offering is less than the level we desire. In the event that we decide to extend the Rights Offering and you have already exercised your Subscription Rights, your subscription payment will remain with the Subscription Agent until such time as the Rights Offering closes or is terminated. We also reserve the right to amend or modify the terms of the Rights Offering, as appropriate. Our board of directors may for any reason terminate the Rights Offering at any time before the expiration of the Rights Offering. In the event that the Rights Offering is cancelled, all subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

Subscription Agent	American Stock Transfer & Trust Company, LLC

Information Agent	D.F. King & Co., Inc.

Questions	If you have any questions about the Rights Offering, please contact the Information Agent, D.F. King & Co., Inc., toll free at (866) 620-2536, by mail at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005 or by email at sintx@dfking.com.

Market for Common Stock	Our common stock is listed on Nasdaq under the symbol “SINT.”

Market for Series C Preferred Stock	There is no established public trading market for the Series C Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C Preferred Stock on any securities exchange or recognized trading system.

Market for Warrants	There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or recognized trading system.

Dealer-manager	Maxim Group LLC will act as dealer-manager for the Rights Offering.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2018;

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2019;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019;

●	our Current Reports on Form 8-K filed on February 19, 2019, April 24, 2019, May 24, 2019, June 4, 2019, June 10, 2019, June 28, 2019, July 15, 2019, July 26, 2019, and September 12, 2019;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) filed on March 25, 2019; and

●	the description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on February 7, 2014, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) prior to effectiveness of this registration statement, and (ii) after the effective date of this registration statement and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to SINTX Technologies, Inc., Attention: Investor Relations, 1885 West 2100 South, Salt Lake City, Utah 84119 or by calling (801) 839-3500.

You also may access these filings on our website at www.sintx.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for general corporate purposes and to fund ongoing operations and expansion of our business.

What is a Unit?

Each Unit consists of one share of Series C Convertible Preferred Stock and 500 warrants to purchase common stock, at a subscription price of $1,000 per Unit. No fractional Units will be issued. Each warrant entitles you to purchase one share of common stock at an exercise price of $2.00 per share, from the date of issuance through its expiration five years after the date of issuance. Each share of Preferred Stock will have a stated value of $1,000 and will be convertible into shares of our common stock at the conversion price $2.00. The Preferred Stock do not generally have any voting rights and will not be certificated. The shares of Preferred Stock and warrants that comprise each Unit are immediately separable and will be issued separately in this Rights Offering, however, they may only be purchased as a Unit, and the Units will not trade as a separate security.

What is the Rights Offering?

We are distributing, at no charge, to holders of our common stock, Series B Preferred Stock, and holders of Participating Warrants, as of the Record Date, non-transferable Subscription Rights to purchase Units at a price of $1,000 per Unit. The Subscription Rights will not be tradable. Each Unit consists of one share of our Preferred Stock and 500 Warrants. See “Are there risks in exercising my Subscription Rights?” below. Each Warrant will be exercisable for one share of our common stock. Upon expiration of the Rights Offering, the Preferred Stock and Warrants comprising the Units will immediately separate and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. There is no public trading market for the Preferred Stock or the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The common stock to be issued upon conversion of the Preferred Stock or exercise of the Warrants, like our existing shares of common stock, will be traded on the NASDAQ Capital Market under the symbol “SINT.” You will receive one Subscription Right for every share of common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on February 3, 2020, unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

For every share you owned (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our Preferred Stock and 500 Warrants, for a price of $1,000 per Unit. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Preferred Stock and Warrants to purchase 50,000 shares of our common stock for $1,000 per Unit (or a total payment of $100,000). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder of our common stock, Series B Preferred Stock, or Participating Warrants, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your common or Series B Preferred shares or Participating Warrants in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that are not purchased by other holders of common stock, Series B Preferred Stock, or Participating Warrant and remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege, which we refer to as your Over-Subscription Request.

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Subject to stock ownership limitations, if enough Units are available, we will seek to honor your Over-Subscription Request in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro-rata among the stockholders and warrant holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) each of those stockholders and warrant holders owned on the Record Date, relative to the number of shares (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any stockholders or warrant holders receiving a greater number of Units than the stockholder or warrant holders subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder or warrant holder will be allocated only that number of Units for which the stockholder or warrant holder oversubscribed, and the remaining Units will be allocated among all other stockholders and warrant holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. See “The Rights Offering- Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Units available, assuming that no common or Series B stockholder or warrant holders other than you has purchased any Units pursuant to such stockholder’s or warrant holder’s basic subscription right and over-subscription privilege. See “The Rights Offering- The Subscription Rights-Over-Subscription Privilege.” To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction.

American Stock Transfer & Trust Company, LLC, our Subscription Agent for the Rights Offering, will determine the allocation of Over-Subscription Requests based on the formula described above.

May the Subscription Rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock, Series B Preferred Stock, and holders of Participating Warrants, one Subscription Right for every share of common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) owned on the Record Date, we are only seeking to raise $8 million dollars in gross proceeds in this Rights Offering. As a result, based on 2,434,008 shares of common stock outstanding as of November 29, 2019, 114,762 shares of common stock issuable upon conversion of 249 shares of Series B Preferred Stock, and 361,692 shares of common stock issuable upon exercise of Participating Warrants, we would grant Subscription Rights to acquire 2,910,462 Units but will only accept subscriptions for 8,000 Units. Accordingly, enough Units may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please also see the discussion under “The Rights Offering-The Subscription Rights-Over-Subscription Privilege” and “The Rights Offering-Limitation on the Purchase of Units” for a description potential proration as to the Over-Subscription Privilege and certain stock ownership limitations.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

What are the terms of the Series C Convertible Preferred Stock?

Each share of Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the expiration of the rights offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $2.00 per share, subject to adjustment. The Preferred Stock has certain conversion rights and dividend rights as described in more detail herein.

What are the terms of the Warrants?

Each Warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 per share from the date of issuance through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We may redeem the Warrants for $0.01 per Warrant if our common stock closes above $8.00 per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Are the Preferred Stock or Warrants listed?

There is no public trading market for the Preferred Stock or Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The Warrants will be issued in registered form under a warrant agent agreement with American Stock Transfer & Trust Company, LLC, as warrant agent.

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Will fractional shares be issued upon exercise of Subscription Rights, the conversion of Preferred Stock, or the exercise of Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying common shares giving rise to such Subscription Rights. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction.

Additionally, no fractional shares of common stock will be issued as a result of the conversion of shares of Preferred Stock or the exercise of Warrants. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, the Company will round up such fraction to the next whole share.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 2,434,008 shares of common stock issued and outstanding, 249 shares of Series B Preferred Stock issued and outstanding convertible into an aggregate of 114,762 shares of our common stock, 8,000 shares of Preferred Stock issued and outstanding convertible into an aggregate of 4,000,000 shares of our common stock, and warrants to purchase an additional 4,391,319 shares of our common stock issued and outstanding. The exact number of shares of Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

●	the current and historical trading prices of our common stock;

●	the price at which stockholders might be willing to participate in the Rights Offering;

●	the value of the common stock issuable upon conversion of the Preferred Stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-Subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Preferred Stock or the Warrants to be issued pursuant to this offering, and the Preferred Stock and the Warrants may not be widely distributed.

Am I required to exercise all the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on February 3, 2020, at 5:00 p.m., Eastern Time, unless we extend or earlier terminate the Rights Offering. If you hold your common or Series B Preferred shares of common stock, Series B Preferred Stock or Participating Warrants in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

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May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the common and Series B Preferred stockholders and warrant holders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the stockholder or warrant holder who receives the certificate. We do not intend to apply for the listing of the Subscription Rights on any securities exchange or recognized trading market.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock, Series B Preferred Stock, or Participating Warrants as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders.

Are we requiring a minimum subscription to complete the Rights Offering?

There is no aggregate minimum we must receive to complete the Rights Offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. On January 9, 2020, the last reported sale price of our common stock on Nasdaq was $1.7298 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a common or Series B Preferred stockholder or Participating Warrant holder of record (meaning you hold your shares of our common stock, Series B Preferred Stock, or Participating Warrants in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on February 3, 2020. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock, Series B Preferred Stock or Participating Warrants in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares or Participating Warrants. We will ask the record holder of your shares or Participating Warrants, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

●	personal check drawn on a U.S. bank;

●	certified check drawn on a U.S. bank;

●	U.S. Postal money order; or

●	wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the expiration date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

Will I receive interest on any funds I deposit with the Subscription Agent?

No. You will not be entitled to any interest on any funds that are deposited with the Subscription Agent pending completion or cancellation of the Rights Offering. If the Rights Offering is cancelled for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

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When will I receive my new shares of Preferred Stock and Warrants?

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Preferred Stock and Warrants purchased in the Rights Offering. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. All shares and Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your common or Series B Preferred shares or Participating Warrants in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. American Stock Transfer & Trust Company, LLC, is acting as the warrant agent in this offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will our company receive from the Rights Offering?

Assuming that all Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $7.4 million, based on the Subscription Price of $1,000 per Unit, after deducting fees and expenses payable to the dealer-manager, and after deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Warrants. If all Warrants included in the Units are exercised for cash at the exercise price of $2.00 per share, we will receive an additional $8 million. We intend to use the net proceeds for general corporate purposes and to fund ongoing operations and expansion of our business. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our Preferred Stock and Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. In addition, our Preferred Stock and Warrants will not be listed on Nasdaq and a market for the Preferred Stock and Warrants does not exist. See “Risk Factors” for discussion of additional risks involved in investing in our securities.

Can the board of directors terminate, extend or amend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion for up to an additional 45 days. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. In the event that we decide to extend the Rights Offering and you have already exercised your Subscription Rights, your subscription payment will remain with the Subscription Agent until such time as the Rights Offering closes or is terminated.

Our board of directors also reserves the right to amend or modify the terms of the Rights Offering in its sole discretion. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares. In addition, if we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering - Foreign Stockholders.”

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What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of Preferred Stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to your tax consequences resulting from the receipt and exercise of Subscription Rights, including the receipt, ownership and disposition of our Preferred Stock, Warrants, and common stock received upon the conversion of Preferred Stock or the exercise of Warrants. For further information, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares of common stock, Series B Preferred Stock or Participating Warrants are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. Eastern Time on February 3, 2020.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent: D.F. King & Co., Inc., toll free at (866) 620-2536, by mail at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005 or by email at sintx@dfking.com.

Who is the dealer-manager?

Maxim Group LLC is acting as the sole dealer-manager for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will use its best efforts to solicit the exercise of Subscription Rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in the Rights Offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Preferred Stock or Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors relate to our business, intellectual property, regulatory matters, and ownership of our common stock. In addition, the following risk factors present material risks and uncertainties associated with the Rights Offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to the Rights Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this Rights Offering.

Stockholders and warrant holders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company on a fully-diluted basis than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this offering or holders of Warrants who have not exercised them.

Further, if you purchase Units in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock issuable upon conversion of the Preferred Stock and Warrants we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buy shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related Warrants choose to sell some or all of the shares underlying the Subscription Rights or the related Warrants, the resulting sales could depress the market price of our common stock.

Holders of our Preferred Stock and Warrants will have no rights as a common stockholder until such holders convert or exercise their Preferred Stock or Warrants, respectively, and acquire our common stock.

Until holders of Preferred Stock or Warrants acquire shares of our common stock upon conversion or exercise of the Preferred Stock or Warrants, respectively, holders of such securities will have no rights with respect to the shares of our common stock underlying such Preferred Stock or Warrants. Upon conversion or exercise of the Preferred Stock or Warrants, respectively, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Prior to conversion, holders of Preferred Stock will have limited voting rights.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

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The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the Preferred Stock and Warrants being issued as components of the Unit, and comparable precedent transactions. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our Preferred Stock and Warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock, Series B Preferred Stock, or Participating Warrants and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe.

While we are distributing to holders of our common stock, Series B Preferred Stock, and Participating Warrants, one Subscription Right for every share of common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) owned on the Record Date, we are only seeking to raise $8 million dollars in gross proceeds in this Rights Offering. As a result, based on 2,434,008 shares of common stock outstanding as of November 29, 2019, and 114,762 shares of common stock issuable upon conversion of 249 shares of our Series B Preferred Stock, and 361,692 shares of common stock issuable upon exercise of Participating Warrants, we would grant Subscription Rights to acquire 2,910,462 Units but will only accept subscriptions for 8,000 Units. Accordingly, enough Units may not be available to honor your subscription in full. If excess Units are available after the exercise of Basic Subscription Rights, holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for an additional number of Units. Over-Subscription Privileges will be allocated pro rata among Rights holders who over-subscribed, based on the number of over-subscription Units to which they have subscribed. We cannot guarantee that you will receive any or the entire number of Units for which you subscribed. If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

Any personal check used to pay for shares and Warrants to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for shares and Warrants by personal check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares and Warrants you wish to purchase.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock and Series B Preferred Stock, and holders of Participating Warrants, under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of Participating Warrants is urged to consult his, her or its tax advisor with respect to the particular tax consequences of this Rights Offering.

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Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

You may not sell, transfer, assign or give away your Subscription Rights. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

There is no public market for the Preferred Stock in this offering.

There is no established public trading market for the Preferred Stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the Preferred Stock on any securities exchange or recognized trading system. Purchasers of the Preferred Stock may be unable to resell their shares of Preferred Stock or sell them only at an unfavorable price for an extended period of time, if at all.

Absence of a public trading market for the Warrants may limit your ability to resell the Warrants.

There is no established trading market for the Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Warrants may not be widely distributed. Purchasers of the Warrants may be unable to resell the Warrants or sell them only at an unfavorable price for an extended period of time, if at all.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants contain features that may reduce your economic benefit from owning them.

The Warrants contain features that allow us to redeem the Warrants and that prohibit you from engaging in certain investment strategies. We may redeem the Warrants for $0.01 per warrant once the closing price of our common stock has equaled or exceeded $8.00 per share, subject to adjustment, for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering, and only upon not less than 30 days’ prior written notice of redemption. If we give notice of redemption, you will be forced to sell or exercise your Warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the Warrants. As a result, you may be unable to benefit from owning the Warrants being redeemed. In addition, for so long as you continue to hold Warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our common stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the Warrants.

The dealer-manager is not underwriting, nor acting as placement agent of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC is acting as sole dealer-manager for the Rights Offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in this offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith, gross negligence or willful misconduct by the dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this offering.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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We may amend or modify the terms of the Rights Offering at any time prior to the expiration of the Rights Offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the Rights Offering in its sole discretion. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date of the Rights Offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Risks Related to Our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Examples of our forward-looking statements include:

●	our ability to achieve sufficient market acceptance of any of our products or product candidates;

●	our ability to enter into and maintain successful OEM arrangements with third parties;

●	our perception of the growth in the size of the potential market for our products and product candidates;

●	our estimate of the advantages of our silicon nitride technology platform;

●	our ability to become a profitable biomaterial technology company;

●	our estimates regarding our needs for additional financing and our ability to obtain such additional financing on suitable terms;

●	our ability to succeed in obtaining FDA clearance or approvals for our product candidates;

●	our ability to receive CE Marks for our product candidates;

●	the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our product candidates and product candidates and, thereafter, continued compliance with governmental regulation of our existing products and activities;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to obtain sufficient quantities and satisfactory quality of raw materials to meet our manufacturing needs;

●	the availability of adequate coverage reimbursement from third-party payers in the United States;

●	our estimates regarding anticipated operating losses, future product revenue, expenses, capital requirements and liquidity;

●	our ability to maintain and continue to develop our sales and marketing infrastructure;

●	our ability to enter into and maintain suitable arrangements with an adequate number of distributors;

●	our manufacturing capacity to meet future demand;

●	our ability to develop effective and cost-efficient manufacturing processes for our products;

●	our reliance on third parties to supply us with raw materials and our non-silicon nitride products and instruments;

●	the safety and efficacy of products and product candidates;

●	the timing of and our ability to conduct clinical trials;

●	potential changes to the healthcare delivery systems and payment methods in the United States or internationally;

●	any potential requirement by regulatory agencies that we restructure our relationships with referring surgeons;

●	our ability to develop and maintain relationships with surgeons, hospitals and marketers of our products; and

●	our ability to attract and retain a qualified management team, engineering team, sales and marketing team, distribution team, design surgeons, surgeon advisors and other qualified personnel and advisors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward- looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward- looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus and the documents incorporated herein by reference also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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USE OF PROCEEDS

Assuming that all Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $7.4 million, after deducting expenses relating to this offering payable by us estimated at approximately $0.6 million, including dealer-manager fees and expenses which include fees payable to Ascendiant Capital Markets, LLC, for certain financial advisor services provided in connection with the Rights Offering, and excluding any proceeds received upon exercise of any Warrants.

We intend to use the net proceeds from the exercise of Subscription Rights for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. We expect to use any proceeds we receive from the exercise of Warrants for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

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MARKET PRICE AND DIVIDEND POLICY

Our shares of Common Stock are currently quoted on The Nasdaq Capital Market under the symbol “SINT”. On January 9, 2020, the last reported sales price of our Common Stock on Nasdaq was $1.7298.

Holders of Record

As of December 6, 2019, we had approximately 360 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None

EXECUTIVE AND BOARD COMPENSATION

The following discussion relates to the compensation of our “named executive officers.”

Summary Compensation Table

The following table sets forth information about certain compensation awarded or paid to our named executive officers for the 2019 and 2018 fiscal years.

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards	Option Awards	All Other Comp (1)	Total Compensation
B. Sonny Bal	2019	$400,000	$-	$-	$-	$-	$1,231	$401,231
Chief Executive Officer	2018	400,000	-	-	-	-	11,693	411,693

Bryan McEntire	2019	238,702	4,001	-	-	-	6,610	249,313
Chief Scientific Officer	2018	234,959	-	-	-	-	9,398	244,357

(1)	Amount reflects matching of 401(k) contributions paid by us, unless otherwise noted.

Narrative Disclosure to Summary Compensation Table. We do not have written employment agreements with any of our executive officers. All of our executive officers serve on an at-will basis. The base salaries for our named executive officers were determined by our compensation committee after reviewing a number of factors, including: the responsibilities associated with the position, the seniority of the executive’s position, the base salary level in prior years, and our financial position; and for executive officers other than our Chief Executive Officer, recommendations made by our Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding equity awards held by our named executive officers as of December 31, 2019:

	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date
Sonny Bal	1	-	$139,158.00	3/15/2022
	16	-	5,221.08	1/7/2025
	9	-	2,321.28	9/16/2025
	28	-	367.20	9/14/2026

Bryan McEntire	19	-	5,129.64	8/13/2024
	13	-	5,221.08	1/7/2025
	9	-	607,68	1/4/2026

401(k) Plan

We offer our executive officers, including our named executive officers, retirement benefits, including participation in our tax-qualified profit sharing plan that includes a “cash-or-deferred” (or 401(k)) feature in the same manner as other employees. The plan is intended to satisfy the requirements of Section 401 of the Internal Revenue Code. Our employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have a like amount contributed to the plan. In addition, we may make discretionary and/or matching contributions to the plan in amounts determined annually by our Board. We currently elect to match the contributions of our employees who participate in our 401(k) plan as follows: a match of 100% on the first 3% of compensation contributed by a plan participant and a match of 50% on amounts above 3%, up to 5%, of compensation contributed by a plan participant.

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Potential Payments upon Termination or Change in Control

We had entered into certain agreements and maintained certain plans that may have required us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or change in control.

Pursuant to severance agreements that we have entered into with each of our named executive officers, upon the consummation of a change in control, all outstanding options, restricted stock and other such rights held by the executives will fully vest. Additionally, if a change in control occurs and at any time during the one-year period following the change in control (i) we or our successor terminate the executive’s employment other than for cause (but not including termination due to the executive’s death or disability) or (ii) the executive terminates his employment for good reason, then such executive has the right to receive payment consisting of a lump sum payment equal to two times his highest annual salary with us during the preceding three-year period, including the year of such termination and including bonus payments (measured on a fiscal year basis), but not including any reimbursements and amounts attributable to stock options and other non-cash compensation. “Change in control” is defined in the severance agreements as occurring upon: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total voting power represented by our then outstanding voting securities (excluding securities held by us or our affiliates or any of our employee benefit plans) pursuant to a transaction or a series of related transactions which our Board did not approve; (ii) a merger or consolidation of our company, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation; or (iii) the approval by our stockholders of an agreement for the sale or disposition of all or substantially all of our assets. As defined in the severance agreements, “cause” means: (i) the executive’s commission of a felony (other than through vicarious liability or through a motor vehicle offense); (ii) the executive’s material disloyalty or dishonesty to us; (iii) the commission by the executive of an act of fraud, embezzlement or misappropriation of funds; (iv) a material breach by the executive of any material provision of any agreement to which the executive and we are party, which breach is not cured within 30 days after our delivery to the executive of written notice of such breach; or (v) the executive’s refusal to carry out a lawful written directive from our Board. “Good reason” as defined in the severance agreements means, without the executive’s consent: (i) a change in the principal location at which the executive performs his duties to a new work location that is at least 50 miles from the prior location; or (ii) a material change in the executive’s compensation, authority, functions, duties or responsibilities, which would cause his position with us to become of less responsibility, importance or scope than his prior position, provided, however, that such material change is not in connection with the termination of the executive’s employment with us for any reason.

In the event that an officer entitled to receive or receives payment or benefit under the severance agreements described above, or under any other plan, agreement or arrangement with us, or any person whose action results in a change in control or any other person affiliated with us and it is determined that the total amount of payments will be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar successor provisions, we will be obligated to pay such officer a “gross up” payment to cover all taxes, including any excise tax and any interest or penalties imposed with respect to such taxes due to such payment.

Board Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
David W. Truetzel	$122,000	$-	$-	$122,000
Jeffrey S. White	41,997	-	-	41,997
Eric A. Stookey	41,997	-	-	41,997

During 2016, our Board approved the following compensation schedule for non-employee directors (paid on a quarterly basis):

●	Annual Retainer of $40,000 paid in four equal installments of $10,000 each at the beginning of each calendar quarter;

●	$1,000 for each board and committee meeting attended in person;

●	$500 for each board and committee meeting attended via telephone or other remote medium; and

●	Reimbursement of reasonable expenses as supported by documentation and receipts.

A new Board appointee receives an award of 40,000 stock options upon appointment. Further, historically, each member of the Board is awarded an option grant for 15,000 stock options on an annual basis. No awards were made for 2019.

The chair of the Audit Committee is paid an annual retainer of $120,000 payable in monthly increments of $10,000 each.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock, Series B Preferred Stock, and Participating Warrants, at no charge, non-transferable Subscription Rights to purchase one Unit at a subscription price of $1,000 per Unit. Each Basic Subscription Right will entitle you to purchase one share of our preferred stock and 500 Warrants. Each Warrant will be exercisable for one share of our common stock at an exercise price of $2.00 per share from the date of issuance through the expiration five years from the date of issuance. Each record holder of our common stock, Series B Preferred Stock, and holders of Participating Warrants, will receive one Subscription Right for every share of our common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights

Your Basic Subscription Rights will entitle you to purchase Units, each comprised of one share of our Preferred Stock and 500 Warrants. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Preferred Stock and Warrants to purchase 50,000 shares of our common stock for $1,000 per Unit, or a total payment of $100,000. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Additionally, sufficient Units may not be available to honor your Basic Subscription Right in full. While we are distributing one subscription right for every share of common stock owned or deemed owned on the record date, we are only seeking to raise $8 million dollars in gross proceeds in this Rights Offering. As a result, based on (1) 2,434,008 shares of common stock outstanding and (2) 503,592 shares of common stock deemed to be owned by holders of our Series B Preferred Stock and Participating Warrants and deemed to be outstanding as of December 2, 2019, we would grant subscription rights to acquire 2,910,462 Units but will only accept subscriptions for 8,000 Units.

If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed owned on the record date by all record holders exercising the basic subscription right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and the limitations described in this prospectus, we will seek to honor the Over-Subscription Requests in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro rata among the common and Series B stockholders and eligible warrant holders as of the Record Date exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) each of those stockholders and/or warrant holders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders and warrant holders as of the Record Date exercising the Over-Subscription Privilege. If this pro rata allocation results in any stockholder or warrant holder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other stockholders or warrant holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. American Stock Transfer & Trust Company, LLC, the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or deduction, with 10 business days after expiration of the Rights Offering.

We can provide no assurances that you will be entitled to purchase the number of Units issuable upon the exercise of your Over- Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Basic Subscription Rights.

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Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock (including each share of common stock issuable upon conversion of Series B Preferred Stock and exercise of Participating Warrants) you held on the Record Date and by the extent to which other stockholders or warrant holders exercise their Basic Subscription Rights and Over-Subscription Privileges, all of which we cannot determine prior to completion of the Rights Offering. However, due to stock exchange restrictions, we will not issue Units in the Rights Offering to the extent that a holder would beneficially own, together with any other person with whom such holder’s securities may be aggregated under applicable law, more than 19.99% of our outstanding shares of common stock.

Subscription Price

The Subscription Price is $1,000 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock;

●	a price that would increase the likelihood of participation in the Rights Offering;

●	the cost of capital from other sources;

●	the value of the common stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

No Short-Sales

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you represent that you have not since the Record Date and, for so long as you continue to hold Preferred Stock or Warrants issued in connection with the exercise of the Subscription Right, agree not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

No Recombination

The Preferred Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Preferred Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

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Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern Time, on February 3, 2020, which is the expiration of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion for any reason for up to an additional 45 days, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock, Series B Preferred Stock, or Participating Warrants in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on February 3, 2020, which is the expiration date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the expiration of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 business days, without interest or deduction.

Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 2,434,008 shares of common stock issued and outstanding, 249 shares of Series B Preferred Stock issued and outstanding, 8,000 shares of Preferred Stock issued and outstanding, and 4,391,319 warrants to purchase additional shares of our common stock issued and outstanding. The exact number of shares of Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If, as of the Record Date, you are a holder of record of common stock, Series B Preferred Stock or Participating Warrants, the number of Units you may purchase pursuant to your Subscription Rights is indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern Time, on February 3, 2020.

Subscription by Beneficial Owners

If as of the Record Date you are a beneficial owner of shares of our common stock, Series B Preferred Stock or Participating Warrants that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock, Series B Preferred Stock or Participating Warrants held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Units that you wish to purchase.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “American Stock Transfer and Trust Company, LLC, as Subscription Agent for SINTX Technologies, Inc.” You must timely pay the full subscription payment, including payment for the Over- Subscription Privilege, for the full number of shares of our common stock you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

●	certified or personal check drawn against a U.S. bank payable to “American Stock Transfer and Trust Company, LLC, as Subscription Agent for SINTX Technologies, Inc.”;

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●	U.S. Postal money order payable to “American Stock Transfer and Trust Company, LLC, as Subscription Agent for SINTX Technologies, Inc.”; or

●	wire transfer of immediately available funds directly to the account maintained by American Stock Transfer and Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, within 10 business days following the expiration of the Rights Offering.

Issuance of Preferred Stock and Warrants

The shares of Preferred Stock and Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares of common stock, Series B Preferred Stock or Participating Warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription and Information Agent

The Subscription Agent for the Rights Offering is American Stock Transfer & Trust Company, LLC and the Information Agent is D.F. King & Co., Inc. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the Information Agent, D.F. King & Co., Inc., toll free at (866) 620-2536, or by mail at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

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Warrant Agent

The warrant agent for the Warrants is American Stock Transfer & Trust Company, LLC.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, rounded down to the nearest whole number of underlying common shares giving rise to such Subscription Rights. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the conversion of the Preferred Stock or the exercise of a Warrant. Instead, for any such fractional share that would otherwise have been issuable upon conversion of shares of Preferred Stock, the Company may, at its election, pay a cash payment equal to such fraction multiplied by the conversion price or round up to the next whole share, and for any such fractional share that would have otherwise been issued upon exercise of Warrants, the Company will round up such fraction to the next whole share.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock, Series B Preferred Stock or Participating Warrants for the account of others on the Record Date, you should notify the beneficial owners for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock or Participating Warrant so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock issuable upon conversion of the Preferred Stock issued in the Rights Offering until such Preferred Stock is converted into common stock and issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock. Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Warrants are exercised and the shares of common stock underlying the Warrants are issued to the holder.

Foreign Stockholders

We will not mail this prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m., Eastern Time, on January 29, 2020, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder or eligible warrant holder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock, Series B Preferred Stock or Participating Warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

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No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent, and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. There is no public trading market for the Preferred Stock or the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The shares of our common stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants to be issued in the Rights Offering are traded on Nasdaq under the symbol “SINT.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

Distribution Arrangements

Maxim Group LLC will act as dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and advice to us in connection with the Rights Offering and will use its best efforts to solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants to be issued in the Rights Offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. See “Plan of Distribution.”

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any units from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our Preferred Stock and Warrants received upon exercise of the Subscription Rights and the ownership and disposition of the shares of common stock received upon the conversion of our Preferred Stock or the exercise of the Warrants. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, shares of our Preferred Stock, Warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights through the Rights Offering by persons holding shares of our common stock and warrants entitled to receive Subscription Rights pursuant to this Rights Offering (which we refer to as Participating Warrants), the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Preferred Stock, and the acquisition, ownership and disposition (or expiration) of Warrants, each acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants.

This discussion is limited to the Subscription Rights acquired through the Rights Offering, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights and shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants, in each case, that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock, the Subscription Rights, shares of our Preferred Stock, Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

●	real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

●	persons deemed to sell the Subscription Rights, shares of Preferred Stock, or Warrants or shares of our common stock under the constructive sale provisions of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●

persons who received, hold or will receive shares of our common stock, Participating Warrants, the Subscription Rights, shares of our Preferred Stock or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted common stock;

●	tax-qualified retirement plans; and

●	U.S. holders (as defined below) that have a functional currency other than the U.S. dollar.

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If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of the Warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS, THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR PREFERRED STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS, AND SHARES OF OUR COMMON STOCK ACQUIRED UPON CONVERSION OF PREFERRED STOCK OR EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, our Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our Preferred Stock), the distribution of Subscription Rights to holders of Participating Warrants and the effects of the Over-Subscription Privilege, we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to its existing shares of common stock, Series B Preferred Stock or Participating Warrants, as applicable, for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a stockholder, or a holder of rights to acquire stock, of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock. Currently the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock; however, there is no guarantee that the Company will not make such distributions in the future. In addition, the Company does not currently have any convertible debt outstanding nor does the Company currently intend to issue any convertible debt.

The position regarding the non-taxable treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our common stock, options or warrants, because the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current and accumulated earnings and profits through the end of 2019. Further, if the position regarding the non-taxable treatment of the Subscription Rights distribution is incorrect, the treatment of holders of Participating Warrants is not clear, and it may differ from, and may be more adverse than, the treatment of the Subscription Rights distribution to the holders of common stock.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holder’s’ existing shares of common stock, Series B Preferred Stock or Participating Warrants for U.S. federal income tax purposes.

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Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock, Series B Preferred Stock or Participating Warrants (in each case, with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder’s existing shares of common stock, Series B Preferred Stock or Participating Warrants between the existing shares of common stock, Series B Preferred Stock or Participating Warrants and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock, Series B Preferred Stock or Participating Warrants and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between the holder’s existing common shares or Participating Warrants and the Subscription Rights, the U.S. holder must make this election on a statement included with the holder’s timely filed U.S. federal income tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable.

However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of the holder’s existing shares of common stock, Series B Preferred Stock or Participating Warrants on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate tax basis in the existing shares of common stock, Series B Preferred Stock or Participating Warrants between those shares or warrants and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the common stock, Series B Preferred Stock or Participating Warrants with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain and the fair market value of the Participating Warrants is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights or the Participating Warrants on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value and the conversion terms of the Preferred Stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable. In determining the fair market value of the Participating Warrants, U.S. holders should consider all relevant facts and circumstances, including without limitation the difference between the exercise price of the Participating Warrants and the trading price of our common stock on the date that the Subscription Rights are distributed, the length of the period during which the Participating Warrants may be exercised, the nature of the adjustment provisions in the Participating Warrants that may affect the economics of the exercise of such participating warrants and any limitations of the transferability of the Participating Warrants.

Exercise of Subscription Rights

A U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right received in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the share of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right. The tax basis in the common stock or Participating Warrants upon which the Subscription Rights were issued which is allocated to the Subscription Rights under the prior section entitled “—Tax Basis in the Subscription Rights” should be further allocated between the shares of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the date the Subscription Rights were distributed. The Subscription Price should be allocated between the shares of Preferred Stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the shares of Preferred Stock and Warrants received upon exercise of such U.S. holder’s Subscription Right. The holding period of a share of Preferred Stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the common stock or Participating Warrant with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock, Series B Preferred Stock or Participating Warrants previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock, Series B Preferred Stock or Participating Warrants previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Preferred Stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock, Series B Preferred Stock or Participating Warrants with respect to which the Subscription Right is received, the U.S. holder should consult its own tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the Subscription Rights that have expired to such U.S. holder’s existing common shares.

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Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other taxable disposition of a Warrant (other than by exercise) received upon exercise of a Subscription Right, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in a Warrant will generally equal its initial tax basis (discussed above under “—Exercise of Subscription Rights”), as adjusted for any constructive dividends on the Warrant described below. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

A U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant received upon exercise of a Subscription Right. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Warrants for cash will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrants exchanged therefor and (2) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Warrants.

In certain circumstances, the Warrants will be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s adjusted tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock or our Preferred Stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants received upon exercise of a Subscription Right, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the Warrants, such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants. We are currently required to report the amount of any deemed distributions to the IRS, as well as either on our website or to holders not exempt from reporting.

Distributions on Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock, Series B Preferred Stock, or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Preferred Stock, Series B Preferred Stock, or common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Preferred Stock and Common Stock

Upon a sale, exchange, or other taxable disposition of our Preferred Stock (other than by conversion) or our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our Preferred Stock or our common stock. The U.S. holder’s adjusted tax basis in our Preferred Stock generally will equal its initial tax basis (discussed above under “—Exercise of Subscription Rights”), as adjusted for applicable distributions (including constructive dividends described below). A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock (discussed below under “—Conversion of the Preferred Stock into Our Common Stock”), as adjusted for applicable distributions (including constructive dividends described below). Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under “—Conversion of Our Preferred Stock into Our Common Stock” regarding a U.S. holder’s holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Preferred Stock into Our Common Stock

A U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Preferred Stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Preferred Stock). The adjusted tax basis of our common stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Preferred Stock converted (decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issuance upon conversion of the Preferred Stock), and the holding period of such common stock received on conversion will include the period during which the U.S. holder held the Preferred Stock prior to conversion.

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In the event a U.S. holder’s Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under “—Constructive Dividends on Preferred Stock.” U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Dividends on Preferred Stock

The conversion rate of our Preferred Stock is subject to adjustment under certain circumstances, as described above under “Description of Securities—Preferred Stock—Preferred Stock.” Section 305(c) of the Code and U.S. Treasury Regulations thereunder may treat a U.S. holder of our Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “—Distributions on Preferred Stock and Common Stock,” if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. We are currently required to report the amount of any deemed distributions to the IRS, as well as either on our website or to holders not exempt from reporting.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our Preferred Stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through conversion of our Preferred Stock or exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, Series B Preferred Stock, Participating Warrants, our Subscription Rights, shares of our Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Preferred Stock or exercise of Warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “—Tax Considerations Applicable to U.S. Holders—Receipt of Subscription Rights” above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Warrants

A non-U.S. holder will not be subject to U.S. federal income tax on the cash exercise of Warrants into shares of our common stock. As discussed above in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

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Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the Warrants, such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Preferred Stock and Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Preferred Stock or common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Preferred Stock, Warrants, or common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Preferred Stock or common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (1) an applicable income tax treaty or (2) the non-U.S. holder holding our Preferred Stock or common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Preferred Stock, Warrants or Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Preferred Stock, Warrants or common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Preferred Stock, Warrants or common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

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Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Preferred Stock into Our Common Stock

A non-U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Preferred Stock (except to the extent the non-U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Preferred Stock).

Constructive Dividends on Preferred Stock

As described above under “—Tax Considerations Applicable to U.S. Holders—Constructive Dividends on Preferred Stock,” in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under “—Tax Considerations Applicable to Non-U.S. Holders—Distributions on Preferred Stock and Common Stock.” It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Preferred Stock or our common stock.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Preferred Stock, Warrants or common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W- 8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Preferred Stock, Warrants and common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Preferred Stock, Warrants or common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Preferred Stock, Warrants or common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our Preferred Stock, Warrants or common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Preferred Stock, Warrants or common stock, or gross proceeds from the sale or other disposition of our Preferred Stock, Warrants or common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds (including a distribution to the extent it is treated as a return of capital or capital gain) from the sale or other disposition of our Preferred Stock, Warrants or common stock on or after January 1, 2019. Pursuant to Treasury Regulations proposed under Sections 1471 through 1474 of the Code, the U.S. Treasury Department and the IRS have proposed to eliminate the application of the FATCA withholding rules to gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from U.S. sources. Under Section 7805(b)(1)(C) of the Code, taxpayers may rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

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DESCRIPTION OF SECURITIES

As of the date of this prospectus, our Restated Certificate of Incorporation authorizes us to issue 250,000,000 shares of common stock, par value $0.01 per share, and 130,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Restated Certificate of Incorporation and Restated Bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by our Restated Certificate of Incorporation and our Restated Bylaws, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus forms a part.

Our Restated Certificate of Incorporation and our Restated Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors, which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors.

Common Stock

As of September 30, 2019, there were 2,363,991 shares of common stock outstanding. In addition, as of September 30, 2019 there were: (i) 377 shares of common stock subject to outstanding options; (ii) 5,953 shares of common stock reserved for future issuance under our Amended and Restated 2012 Equity Incentive Plan; (iii) 391,319 shares of common stock reserved for future issuance under outstanding common stock warrants; and (iv) 114,762 shares of common stock reserved for issuance on conversion of 249 shares of the Series B Preferred Stock. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our Restated Bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre- emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. The transfer agent and the registrar’s address is 59 Maiden Lane, New York, New York 10038. Their telephone number is 1-800-937-5449. Our common stock is listed on The NASDAQ Capital Market under the symbol “SINT”.

Preferred Stock

Our Board of directors has the authority under our Restated Certificate of Incorporation, without further action by our stockholders, to issue up to 130,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock.

Series B Preferred Stock.

Our board of directors designated 15,000 shares of our preferred stock as Series B Preferred Stock. As of September 30, 2019, there were 249 shares of Series B Preferred stock outstanding. The Series B Preferred Stock ranks senior to our common stock and other classes of capital stock with respect to redemption, unless the holders of a majority of the outstanding shares of Series B Preferred Stock consent to the creation of parity stock or senior preferred stock.

Conversion

Each share of Series B Preferred Stock is convertible into shares of our common stock at any time at the holder’s option at the Conversion Price described below. We may not effect any conversion of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such conversion, referred to as the Preferred Stock Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

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Subject to certain ownership limitations as described below and certain equity conditions being met, if during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $130.61 and the average daily dollar trading volume during such period exceeds $500,000 per trading day, we have the right to force the conversion of the Series B Preferred Stock into common stock.

Conversion Price.

The Series B Preferred Stock is convertible into shares of common stock by dividing the stated value of the Series B Preferred Stock ($1,100) by $2.3867 (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends, and distributions of common stock or securities convertible, exercisable or exchangeable for common stock, subdivisions, combinations and reclassifications.

Subject to certain exclusions contained in the Certificate of Designation, if the Company in any manner grants or sells any rights, warrants or options and the lowest price per share for which one share of common stock is at any time issuable upon the exercise of any such option or upon conversion, exercise or exchange of any Common Stock Equivalents (as defined in the Certificate of Designation) issuable upon exercise of any such option, exercise or exchange of any Common Stock Equivalent issuable upon the exercise of such option or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of common stock will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of common stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of any such option or otherwise pursuant to the terms thereof” will be equal to (1) the lower of  (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of common stock upon the granting or sale of such option, upon exercise of such option and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such option for which one share of common stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option or otherwise pursuant to the terms thereof. Except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price will be made upon the actual issuance of such shares of common stock or of such convertible securities upon the exercise of such options or otherwise pursuant to the terms of or upon the actual issuance of such Common Stock Equivalents.

Subject to certain exclusions contained in the Certificate of Designation, if the Company in any manner issues or sells any Common Stock Equivalents and the lowest price per share for which one share of common stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of common stock will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For purposes of this paragraph only, the “lowest price per share for which one share of common stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” will be equal to (1) the lower of  (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of common stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such convertible security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such convertible security for which one share of common stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other person). Except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price will be made upon the actual issuance of such shares of common stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any options for which adjustment of the Conversion Price has been or is to be made, except as contemplated by the terms of the Certificate of Designation, no further adjustment of the Conversion Price will be made by reason of such issuance or sale.

If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exercisable or exchangeable for shares of common stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with stock dividends, splits or combination of outstanding common stock) the Conversion Price in effect at the time of such increase or decrease will be adjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. If the terms of any option or convertible security that was outstanding as of the date of issuance of the Preferred Stock and related Warrants are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the shares of common stock deemed issuable upon exercise, conversion or exchange thereof will be deemed to have been issued as of the date of such increase or decrease. No adjustment will be made if such adjustment would result in an increase of the Conversion Price then in effect.

If any option and/or convertible security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the holder of Preferred Stock, the “Primary Security”, and such option and/or convertible security and/or Adjustment Right (as defined below), the “Secondary Securities” and together with the Primary Security, each a “unit”), together comprising one integrated transaction, the aggregate consideration per share of common stock with respect to such Primary Security will be deemed to be the lower of  (x) the purchase price of such unit, (y) if such Primary Security is an option and/or convertible security, the lowest price per share for which one share of common stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with the paragraphs above and (z) the lowest volume-weighted average price of the common stock on any trading day during the four trading day period immediately following the public announcement of such dilutive issuance. If any shares of common stock, options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of common stock, options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average prices of such security for each of the five (5) trading days immediately preceding the date of receipt. If any shares of common stock, options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of common stock, options or convertible securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five trading days after the tenth day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holder. “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with the paragraph above) of shares of common stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

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In addition, holders of Preferred Stock may be eligible to elect an alternative price in the event we issue certain variable price securities.

Liquidation; Dividends; Repurchases.

In the event of a liquidation, the holders of Series B Preferred Stock are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of common stock. Additionally, we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, no other dividends will be paid on Series B Preferred Stock and we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

Redemption Right.

The Company holds an option to redeem some or all of the Series B Preferred Stock at any time after the six-month anniversary of its issuance date at a price equal to 25% premium to the stated value plus all liquidated damages and other amounts due in respect of the Series B Preferred Stock subject to redemption, upon 30 days prior written notice to the holder of the Series B Preferred Stock. The Series B Preferred Stock would be redeemed by the Company for cash.

Fundamental Transactions.

In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent conversion of the Series B Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series B Preferred Stock is convertible immediately prior to such event.

Voting Rights.

With certain exceptions, the holders of shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, we may not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Stock, (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of Series B Preferred Stock disproportionately to the rights of holders of our other capital stock, or (d) enter into any agreement with respect to any of the foregoing.

Jurisdiction and Waiver of Trial by Jury

Other than with respect to suits, actions or proceedings arising under the federal securities laws, the Certificate of Designation provides for investors to consent to exclusive jurisdiction to courts located in New York, New York and provides for a waiver of the right to a trial by jury. It also provides that disputes are governed by Delaware law.

Future Preferred Stock.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

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●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Description of Other Outstanding Securities of the Company

Warrants

As of September 30, 2019, there were 391,319 common stock purchase warrants outstanding, which expire between October 1, 2019 and May 2023. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging between $7,992 and $2.3867, as converted, per share, with a weighted average exercise price of $34.49 per share. Certain of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants contain a provision requiring a reduction to the exercise price in the event we issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the warrant exercise price.

The holders of certain of these warrants have registration rights that are outlined below under the heading “Registration Rights.”

May 2018 Public Offering Warrants

On May 14, 2018, we issued 379,000 common stock warrants (the “May 2018 Warrants”) in a public offering. The material terms and provisions of the May 2018 Warrants are summarized below. This summary of the May 2018 Warrants is not complete. For the complete terms of the May 2018 Warrants, you should refer to the form of May 2018 Warrant filed as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the May 2018 Warrants were issued in book-entry form and are represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability, Exercise Price and Term. The May 2018 Warrants entitle the holder to purchase shares of our common stock at an exercise price equal to $2.3867 per share. The May 2018 Warrants were exercisable immediately and expire on the five-year anniversary of the issuance date. The holder of a May 2018 Warrant will not be deemed a holder of our underlying common stock until the May 2018 Warrant is exercised, except as set forth in the May 2018 Warrants.

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The exercise price and the number of shares issuable upon exercise of the May 2018 Warrants is subject to appropriate adjustment, similar to that described with respect to the Series B Preferred Stock above, in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. Subject to certain exclusions contained in the May 2018 Warrant, the exercise price is also subject to adjustment in the event that we sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents (as defined in the May 2018 Warrants), at an effective price per share less than the exercise price then in effect (including in the event we issued Series B Preferred Stock at a conversion price lower than the initial conversion price of the Series B Preferred Stock). In addition, May 2018 Warrant holders may be eligible to elect an alternative price in the event we issue certain variable price securities. The May 2018 Warrant holders must pay the exercise price in cash upon exercise of the May 2018 Warrants, unless such May 2018 Warrant holders are utilizing the cashless exercise provision of the May 2018 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement.

Fundamental Transactions. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquires 50% or more of our outstanding shares of common stock, referred to as a fundamental transaction, then following such event, the holders of the May 2018 Warrants will be entitled to receive upon exercise of the May 2018 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the May 2018 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the Company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the May 2018 Warrant, that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Upon the holder’s exercise of a May 2018 Warrant, we will issue the shares of common stock issuable upon exercise of the May 2018 Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any May 2018 Warrants to purchase common stock, holders of the May 2018 Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

May 2018 Warrant holders may exercise the May 2018 Warrants only if the issuance of the shares of common stock upon exercise of the May 2018 Warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. The May 2018 Warrant holders must pay the exercise price in cash upon exercise of the May 2018 Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the May 2018 Warrants (in which case, the May 2018 Warrants may only be exercised via a “cashless” exercise provision).

Beneficial Ownership Limitation. The May 2018 Warrant provides that we may not effect any exercise of the May 2018 Warrants, with certain exceptions, to the extent that, after giving effect to an attempted exercise, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise, referred to as the May 2018 Warrant Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the May 2018 Warrant Beneficial Ownership Limitation, provided that in no event may the May 2018 Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the May 2018 Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Cashless Exercise. If a May 2018 Warrant is exercised via the “cashless” exercise provision, the holder will receive the number of shares equal to the quotient obtained by dividing (i) the difference between the VWAP (as determined pursuant to the terms of the May 2018 Warrants) and the exercise price of the May 2018 Warrant multiplied by the number of shares issuable under the May 2018 Warrant if such exercise were by means of a cash exercise by (ii) the VWAP (as determined pursuant to the terms of the May 2018 Warrants).

Jurisdiction and Waiver of Trial by Jury. Other than with respect to suits, actions or proceedings arising under the federal securities laws, the May 2018 Warrant provides for investors to consent to exclusive jurisdiction to courts located in New York, New York and provides for a waiver of the right to a trial by jury. It also provides that disputes are governed by New York law.

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Repricing of Series E Warrants and Issuance of New Warrants

On March 6, 2018, the Company entered into a Warrant Amendment Agreement (the “Amendment Agreement”) with the holders of previously issued Series E Common Stock Purchase Warrants (collectively, the “Series E Investors”).

In connection with that certain Series E Common Stock Purchase Warrant between the Company and Series E Investors dated July 8, 2016, (the “Series E Warrant Agreement”) the Company issued to the Series E Investors warrants to purchase up to 22,278 shares of common stock (the “Warrant Shares”) at an exercise price of $60.00 per share, (the “Series E Investor Warrants”). Under the terms of the Amendment Agreement, in consideration of the Series E Investors exercising 22,278 of the Series E Investor Warrants (the “Series E Warrant Exercise”), the exercise price per share of the Series E Investor Warrants was reduced to $63.75 per share. In addition, and as further consideration, the Company issued to the Series E Investors warrants to purchase up to the number of shares of common stock equal to 100% of the number of Series E Warrant Shares issued pursuant to the Series E Warrant Exercise at an exercise price per share equal to $60.00 per share, the closing bid price for our common stock on March 5, 2018 (the “New Warrants”). The Series E Investors may exercise the remaining 33,899 Series E Investor Warrants at their discretion. The Amendment Agreement incorporated portions of the Series E Warrant Agreement, which contained customary representations, warranties and covenants by each of the Company and the Series E Investors.

The New Warrants are exercisable for up to five years from the Effective Date. The exercise price and number of shares issuable upon exercise of the New Warrants are subject to adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances. The New Warrants are required to be exercised for cash, provided that if during the term of the New Warrants there is not an effective registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the New Warrants, then the New Warrants may be exercised on a cashless (net exercise) basis. The New Warrant is attached as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Securities Issued to North Stadium Investments, LLC

On July 28, 2017, the Company closed on a $2.5 million term loan (the “North Stadium Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the North Stadium Loan, the Company issued to North Stadium a Secured Promissory Note in the amount of $2.5 million (the “North Stadium Note”). The North Stadium Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the North Stadium Note, July 28, 2017. The North Stadium Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017, and is junior to other previously existing security interests in such assets.

In connection with the North Stadium Loan and as additional consideration for the North Stadium Loan, the Company issued to North Stadium a warrant to acquire shares of common stock with a five-year term (the “North Stadium Warrant”). As a result of the Company’s reverse stock splits since the North Stadium Warrant was issued, the North Stadium Warrant is exercisable for 1,833 shares of common stock as of the date of this prospectus, at an exercise price of $151.20 per share. The North Stadium Warrant also has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the North Stadium Warrant and receive a net number of shares of common stock based on the fair market value of our common stock at the time of exercise of the North Stadium Warrant after deduction of the aggregate exercise price. The North Stadium Warrant also contains provisions for the adjustment of the exercise price and the aggregate number of shares of common stock issuable upon the exercise of the North Stadium Warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The North Stadium Warrant is attached as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

January 2017 Public Offering Warrants

On January 19, 2017, the Company issued common stock and warrants in a public offering, with each warrant exercisable for one share of common stock. The warrants expire on the five-year anniversary of the closing date. The exercise price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. As a result of the Company’s reverse stock splits since the warrants were issued, the warrants are exercisable for 12,125 shares of common stock as of the date of this prospectus, at an exercise price of $198 per share. The warrants are callable by the Company in certain circumstances.

Subject to limited exceptions, a holder of these warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “2017 Warrant Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the 2017 Warrant Beneficial Ownership Limitation, provided that in no event shall the 2017 Warrant Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The holders of these warrants must pay the exercise price in cash upon exercise of the warrants, unless such holders are utilizing the cashless exercise provision of the warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the warrants are exercised.

In addition, in the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of our assets or the Company or another person acquires 50% or more of the outstanding shares of our common stock, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants.

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In the event of a fundamental transaction approved by our board of directors and other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

Upon the holder’s exercise of a warrant, the Company will issue the shares of common stock issuable upon exercise of the warrant within three trading days following the Company’s receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of a warrant, holders of the warrants will not have any of the rights of holders of our common stock purchasable upon exercise, including the right to vote, except as set forth therein.

The form of this warrant is attached as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

July 2016 Public Offering

In July 2016, the Company sold Class A and Class B Units that consisted of common stock and Series E Warrants. The Series E Warrants are exercisable for up to five years after the date of issuance. As of the date of this prospectus, there were 4,861 Series E Warrants outstanding, exercisable for 4,861 shares of our common stock, at an exercise price of $360 per share. The Series E warrants are callable by us in certain circumstances.

Subject to limited exceptions, a holder of Series E Warrants does not have the right to exercise any portion of its Series E Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Series E Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Series E Beneficial Ownership Limitation, provided that in no event shall the Series E Beneficial Ownership Limitation exceed 9.99% and any increase in the Series E Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the Series E Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Series E Warrant holders must pay the exercise price in cash upon exercise of the Series E Warrants, unless such Series E Warrant holders are utilizing the cashless exercise provision of the Series E Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the Series E Warrants are exercised.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series E Warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series E Warrants.

In the event of a fundamental transaction approved by our board of directors and other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the Series E Warrant such that the Series E Warrant shall be exercisable for the publicly traded common stock of such successor entity, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the Series E Warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

Upon the holder’s exercise of a Series E Warrant, we will issue the shares of common stock issuable upon exercise of the Series E Warrant within three trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any Series E Warrants to purchase common stock, holders of the Series E Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

The form of Series E Warrant are attached as exhibits to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

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2016 Debt Exchange Warrants

On April 4, 2016, the Company entered into an exchange agreement (the “Riverside Exchange Agreement”) with Riverside Merchant Partners, LLC (“Riverside”), pursuant to which the Company agreed to exchange $1,000,000 of the principal amount outstanding under the term loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1,000,000 and a warrant (the “First Riverside Warrant”) (the “Riverside Exchange”). In addition, pursuant to the terms and conditions of the Riverside Exchange Agreement, the Company and Riverside exchanged an additional $2,000,000 of the principal amount of the term loan for an additional subordinated convertible promissory note in the principal amount of up to $2,000,000 and an additional warrant (the “Second Riverside Warrant” and, together with the First Exchange Warrant, the “Riverside Warrants”). As a result of the Company’s reverse stock splits since the Riverside Warrants were issued, the First Riverside Warrant is exercisable for 278 shares of common stock as of the date of this prospectus, at an exercise price of $583.20 per share, and the Second Riverside Warrant is exercisable for 278 shares of common stock as of the date of this prospectus, at an exercise price of $597.60 per share.

The Riverside Warrants are exercisable until the five-year anniversary of six months after the date of issuance of the Riverside Warrants. The Riverside Warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of common stock based on the fair market value of our common stock at the time of exercise of the Riverside Warrants after deduction of the aggregate exercise price. The Riverside Warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares of common stock issuable upon the exercise of the Riverside Warrants in the event of dividends, share splits, reorganizations, reclassifications and consolidations.

In the event of a fundamental transaction approved by our board of directors, including but not limited to a transaction in which the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

The Riverside Warrant is attached as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Westlake Securities Warrants – 2016

As compensation paid in connection with the consummation of a private placement in 2016, the Company issued a warrant to Westlake Securities LLC on January 28, 2016 (the “2016 Westlake Warrant”). The 2016 Westlake Warrant is exercisable for five years after the date of issuance. As a result of the Company’s reverse stock splits the 2016 Westlake Warrant is exercisable for 208 shares of common stock as of the date of this prospectus at an exercise price of $702.00 per share. The 2016 Westlake Warrant has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of common stock based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. The 2016 Westlake Warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares of common stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. The 2016 Westlake Warrant is attached as an exhibit to the registration statement of which this prospectus is a part and are incorporated herein by reference.

2015 Offering

On September 11, 2015, the Company closed a concurrent public and private offering (the “2015 Offerings”) of common stock and Series A, Series B and Series C Warrants. The Series A, Series B and Series C Warrants have since been either fully exercised, expired in accordance with their terms or redeemed by the Company.

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As compensation paid in connection with the consummation of the 2015 Offerings, the Company issued a warrant to Ladenburg Thalmann & Co. Inc. on September 11, 2015 (the “Ladenburg Warrant”), who acted as placement agent for the 2015 Offerings. As a result of the Company’s reverse stock splits since the Ladenburg Warrant was issued, the Ladenburg Warrant is exercisable for 122 shares of common stock as of the date of this prospectus, at an exercise price of $2,538.00 per share. The Ladenburg Warrant is exercisable from March 12, 2016 until September 8, 2020. The Ladenburg Warrant has a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of common stock based on the fair market value of our common stock at the time of exercise of the Ladenburg Warrant after deduction of the aggregate exercise price. The Ladenburg Warrant also contains provisions for the adjustment of the exercise price and the aggregate number of shares of common stock issuable upon exercise of the Ladenburg Warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations.

In the event of a fundamental transaction approved by our board of directors, including but not limited to a transaction in which the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of consummation of the fundamental transaction as determined in accordance with the Black Scholes option pricing model.

The Ladenburg Warrant is attached as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Outstanding December 2012 Warrants

On December 17, 2012, in connection with entering into a commercial lending transaction, we issued warrants to purchase a total of 270,000 shares of our Series F convertible preferred stock to two of our institutional lenders. These warrants are exercisable for ten years after the date of issuance. As a result of the Company’s reverse stock splits since these warrants were issued and other corporate changes, these warrants are exercisable for 13 shares of common stock as of the date of this prospectus, at an exercise price of $278,370.00 per share. These warrants have a net exercise provision under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares of common stock based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares of common stock issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations, reclassifications and consolidations. These warrants are attached as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

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Series C Preferred Stock Included in Units Issuable in the Rights Offering

We will authorize the Series C Preferred Stock by filing a certificate of designation with the Secretary of State of Delaware. The certificate of designation may be authorized by our Board without approval by our stockholders.

Conversion. Each share of Preferred Stock will be convertible at our option at any time on or after the first anniversary of the expiration of the Rights Offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Preferred Stock by a conversion price of $2.00 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Preferred Stock will not have the right to convert any portion of the Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. A holder of the Preferred Stock, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of such holder’s Preferred Stock, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. In the event that a conversion is effected at our option, we will exercise such option to convert shares of Preferred Stock on a pro rata basis among all of the holders based on such holders’ shares of Preferred Stock.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Preferred Stock, the holders of the Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Preferred Stock.

Dividends. Holders of Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as a part of this Rights Offering will be designated as our “Series 1” warrants. These Warrants will be separately transferable following their issuance and through their expiration five years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $2.00 per share from the date of issuance through its expiration. There is no public trading market for the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market. The common stock underlying the Warrants, upon issuance, will be traded on Nasdaq under the symbol “SINT.”

All Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Rights Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

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Cashless Exercise

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price

Each warrant represents the right to purchase one share of common stock at an exercise price of $2.00 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications, and for certain dilutive issuances. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

No Market

There is no public trading market for the Warrants and they will not be listed for trading on Nasdaq or any other securities exchange or market.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $8.00 per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of expiration of the Rights Offering.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and America Stock Transfer & Trust Company, the warrant agent.

Effects of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our Restated Certificate of Incorporation and (3) our Restated Bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or effect other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

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Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Appointment of Directors to Fill Vacancies; Removal of Directors for Cause. Our Restated Certificate of Incorporation provides that our board of directors will be divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill any positions so created and is permitted to specify the class to which any new position is assigned. The person filling any of these positions would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of at least 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Authorization of Blank Check Preferred Stock. Our Restated Certificate of Incorporation provides that our board of directors is authorized to issue, without stockholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our Restated Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered no less than 60 days nor more than 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Restated Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our Restated Certificate of Incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Effect of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 80% vote is also required for any amendment to, or repeal of, our Restated Bylaws by the stockholders. Our Restated Bylaws may be amended or repealed by a simple majority vote of the board of directors.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for the Warrants is American Stock Transfer & Trust Company, LLC. The transfer agent and the registrar’s address is 59 Maiden Lane, New York, New York 10038.

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PLAN OF DISTRIBUTION

Promptly following the effective date of the registration statement of which this prospectus form is a part, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of our common stock, Series B Preferred Stock, and Participating Warrants on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

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If you have any questions, you should contact our Information Agent for the Rights Offering: D.F. King & Co, Inc., toll free at (866) 620-2536, by mail at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005 or by email at sintx@dfking.com.

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC will act as dealer-manager for the Rights Offering. In such capacity, the dealer-manager will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer- manager is not underwriting or placing any of the Subscription Rights or the shares of our Preferred Stock or Warrants being issued in this offering and do not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants.

In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager an aggregate cash fee equal to 7.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We agreed to reimburse the reasonable fees and expenses of the dealer-manager up to $75,000. Any advances for the expense reimbursement allowance will be offset against the cap and any portion of such advance not used for Maxim’s actual out-of-pocket expenses shall be promptly reimbursed to the Company. Additionally, we agreed to grant to Maxim (or its designated affiliates) share purchase warrants (the “Dealer Warrants”) covering a number of shares of the Company’s common stock equal to 4.0% of the common stock issuable upon exercise of the Preferred Stock sold in the Rights Offering. In the event that the Company engages Ascendiant Capital Markets, LLC as a financial advisor in connection with the Offering, Maxim agrees that Ascendiant shall be entitled to 20% of the total fee earned by Maxim under the dealer-management agreement and 20% of the Dealer Warrants issuable upon Closing (i.e., Maxim will be issued 80% of the Dealer Warrants, and Ascendiant shall be issued 20% of the Dealer Warrants). The Dealer Warrants will be non-exercisable for six (6) months after the date of the Closing and will expire five years after the effective date of the registration statement that this prospectus forms a part. The Dealer Warrants will be exercisable at a price equal to 110.0% of the conversion price of the Convertible Preferred. The Dealer Warrants shall not be redeemable. The Dealer Warrants may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction for a period of 180 days following the effective date of the registration statement that this prospectus forms a part, except that they may be assigned, in whole or in part, to any officer or partner of Maxim (or to Ascendiant). The Dealer Warrants may be exercised as to all or a lesser number of shares of the Company’s common stock, and will contain unlimited “piggyback” registration rights for a period of five years after the Closing (but not longer than 7 years from the effective date of the registration statement of which this prospectus forms a part) at the Company’s expense.

Upon the successful completion of the Rights Offering for gross proceeds of at least six million dollars ($6,000,000), for a period of nine (9) months from the final Closing (but not longer than three years from the commencement of sales for this Rights Offering), the Company will grant Maxim Group LLC the right of first refusal to act as (a) lead managing underwriter and book runner for any and all future public and private equity and public debt offerings.

We have also agreed to indemnify the dealer-manager and their respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager participation in this offering are subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and their affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Subject to certain exceptions, we have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares for a period of ninety (90) days after the expiration of this Rights Offering.

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EXPERTS

The consolidated financial statements of SINTX Technologies, Inc., as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein in reliance on the report of Tanner LLC, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. The dealer-manager is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

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Subscription Rights to Purchase Up to 8,000 Units

Consisting of an Aggregate of Up to 8,000 Shares of Series C Convertible Preferred Stock
and Warrants to Purchase Up to 4,000,000 Shares of Common Stock

at a Subscription Price of $1,000 Per Unit and

Up to 4,000,000 Shares of Common Stock Issuable upon the Conversion of

Series C Convertible Preferred Stock Included in the Units and

Up to 4,000,000 Shares of Common Stock Issuable upon the Exercise of

Warrants Included in the Units

PROSPECTUS

Dealer-Manager

Maxim Group LLC

   , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be Paid
SEC registration fee		$2,076.80
FINRA filing fee		2,900.00
Printing expenses		5,000
Legal fees and expenses		175,000
Accounting fees and expenses		70,000
Subscription Agent, Information Agent and Warrant Agent Fees and Expenses		38,700
Miscellaneous expenses		10,000
Total	$	[ ]

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended certificate of incorporation provides for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Item 15. Recent Sales of Unregistered Securities.

On July 28, 2017, we closed on a $2.5 million term loan (the “Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the Loan, the Company issued to North Stadium, a Secured Promissory Note in the amount of $2.5 million (the “Note”). The Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the Note, July 28, 2017. The Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017 (the “Security Agreement”), and is junior to the already existing security interest in such assets of the Company held by Hercules Capital, Inc. In connection with the Loan and as additional consideration for the Loan, the Company issued to North Stadium a warrant to acquire up to 1,833 common shares with a purchase price set at $151.20 per share and a five-year term (the “Warrant”).

On January 3, 2018, the Company entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,623, which is secured by the same collateral underlying the Loan and Security Agreement. The Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311 for an aggregate principal amount of $2,264,623 (the “Exchange Notes”). The Exchange Notes matured on February 3, 2019.

On January 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with L2 Capital LLC. Pursuant to the Purchase Agreement, we agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “Note”) for an aggregate purchase price of up to $750,000 and warrants to purchase up to an aggregate of 2,275 shares of Common Stock.

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On March 6, 2018, in connection with the Amendment Agreement described above in Description of Securities – Description of Other Outstanding Securities of the Company – March 2018 Warrant Amendment, the Company issued to the Series E Investors warrants to purchase up to 22,278 shares of Common Stock at an exercise price per share equal to $60.00 per share, the closing bid price for our Common Stock on March 5, 2018 (the “New Warrants”).

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
1.1	Form of Dealer Manager Agreement	X

2.1	Asset Purchase Agreement by and among Amedica Corporation, CTL Corporation and US Spine Inc. dated as of September 5, 2018		Form 8-K (Exhibit 2.1)	10/5/18	001-33624

3.1	Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation		Form 8-K (Exhibit 3.1)	1/22/16	001-33624

3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation		Form 8-K (Exhibit 3.1)	11/16/17	001-33624

3.1.3	Certificate of Designation of Series B Preferred Stock		Form 8-K (Exhibit 3.1)	5/15/18	001-33624

3.1.4	Certificate of Amendment to the Restated Certificate of Incorporation		Form 8-K (Exhibit 3.1)	11/02/18	001-33624

3.1.5	Certificate of Amendment to the Restated Certificate of Incorporation of SINTX Technologies, Inc.		Form 8-K (Exhibit 3.1)	7/26/19	001-33624

3.1.6	Certificate of Designation of Series C Preferred Stock	X

3.2	Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.2.1	Amendment to the Bylaws of Amedica Corporation dated as of October 30, 2018.		Form 8-K (Exhibit 3.2)	11/02/18	001-33624

4.1	Form of Common Stock Certificate of the Registrant		Amendment No. 3 to Form S-1 (Exhibit 4.1)	1/29/14	333-192232

4.2	Warrant to Purchase Shares of Series F Convertible Preferred Stock by and between the Registrant and GE Capital Equity Investments, Inc., dated as of December 17, 2012		Form S-1 (Exhibit 4.10)	11/8/13	333-192232

4.3	Warrant to Purchase Shares of Series F Convertible Preferred Stock by and between the Registrant and Zions First National Bank, dated as of December 17, 2012		Form S-1 (Exhibit 4.11)	11/8/13	333-192232

4.4	Form of Warrant to be Issued to Investors in the Offering		Amendment No. 3 to Form S-1 (Exhibit 4.24)	11/20/14	333-199753

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4.5	Form of Common Stock Purchase Warrant issued on April 4, 2016.	Form 8-K (Exhibit 4.1)	4/05/16	001-33624

4.6	Form of Series E Warrant	Amendment No. 3 to Form S-1 (Exhibit 4.25)	6/30/16	333-211520

4.7	Form of Warrant	Form 8-K (Exhibit 4.1)	1/20/17	001-33624

4.8	North Stadium Investments, LLC Warrant to Purchase Common Stock	Form 8-K (Exhibit 4.2)	8/3/17	001-33624

4.9	Common Stock Warrant	Form 8-K (Exhibit 3.2)	5/15/18	001-33624

4.10	Form of Warrant Agency Agreement between Amedica Corporation and American Stock Transfer and Trust Company, LLC	Form S-1 (Exhibit 4.28)	4/26/18	333-223032

4.11	Westlake Securities LLC Common Stock Purchase Warrant	Form S-1 (Exhibit 4.30)	4/26/18	333-223032

4.12	Form of Common Stock Purchase Warrant Issued on September 11, 2015	Form 8-K (Exhibit 4.1)	9/18/15	001-33624

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4.13	Form of Indenture		Form S-3 (Exhibit 4.2)	3/25/19	333-230492

4.14	Form of Common Stock Warrant	X

4.15	Form of Warrant Agency Agreement between Amedica Corporation and American Stock Transfer and Trust Company, LLC	X

4.16	Form of Non-Transferrable Subscription Rights Certificate	X

5.1	Opinion of Dorsey & Whitney LLP	X

8.1	Tax Opinion of Dorsey & Whitney LLP	X

10.1	Loan and Security Agreement by and among the Registrant, its subsidiary, Hercules Technology Growth Capital, Inc., and Hercules Technology III, L.P., dated as of June 30, 2014		Form 8-K (Exhibit 10.3)	7/1/2014	001-33624

10.2	Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of April 21, 2009		Form S-1 (Exhibit 10.10)	11/8/13	333-192232

10.3	First Addendum to Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of January 31, 2012		Form S-1 (Exhibit 10.11)	11/8/13	333-192232

10.4	Form of Change of Control Agreement*		Form 8-K (Exhibit 10.1)	7/22/15	001-33624

10.5	Form of Indemnification Agreement by and between the Registrant and its officers and directors		Amendment No. 2 to Form S-1 (Exhibit 10.14)	12/20/13	333-192232

10.6	SINTX Technologies Amended and Restated 2012 Equity Incentive Plan*		Amendment No. 4 to Form S-1 (Exhibit 10.15)	2/12/14	333-192232

10.7	Form of 2012 Stock Option Grant Notice and Stock Option Agreement*		Amendment No. 4 to Form S-1 (Exhibit 10.16)	2/12/14	333-192232

10.8	Form of 2012 Restricted Stock Award and Restricted Stock Unit Agreement*		Amendment No. 4 to Form S-1 (Exhibit 10.17)	2/12/14	333-192232

10.9	SINTX Technologies 2003 Stock Option Plan*		Form S-1 (Exhibit 10.18)	11/8/13	333-192232

10.10	Form of 2003 Non-Qualified Stock Option Agreement and Notice of Exercise of Non-Qualified Stock Option thereunder*		Form S-1 (Exhibit 10.19)	11/8/13	333-192232

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10.11	Form of 2003 Incentive Stock Option Agreement and Notice of Exercise of Incentive Stock Option thereunder*	Form S-1 (Exhibit 10.20)	11/8/13	333-192232

10.12	Consent and First Amendment to Loan and Security Agreement dated September 8, 2015 by and among Hercules Technology Growth Capital Inc., the financial institutions signatory thereto, SINTX Corporation, and the guarantors signatory thereto.	Form 8-K (Exhibit 10.1)	9/8/15	001-33624

10.13	First Amendment to Warrant to Purchase Shares of Common Stock of SINTX Corporation dated September 8, 2015, by and between SINTX Corporation and Hercules Technology III, L.P.	Form 8-K (Exhibit 10.2)	9/8/15	001-33624

10.14	Form of Securities Purchase Agreement between SINTX Technologies and the Purchasers Dated September 8, 2015	Form 8-K (Exhibit 10.5)	9/8/15	001-33624

10.15	Exchange Agreement dated April 4, 2016, by and among SINTX Corporation and Riverside Merchant Partners, LLC	Form 8-K (Exhibit 10.2)	5/05/16	001-33624

10.16	Warrant Agency Agreement, dated July 8, 2016, by and between SINTX Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	7/8/16	001-33624

10.17	Warrant Agency Agreement dated January 24, 2017, by and between SINTX Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 8-K)	1/24/17	001-33624

10.18	Security Agreement, dated July 28, 2017	Form 8-K (Exhibit 10.1)	8/3/17	001-33624

10.19	Assignment Agreement, dated January 3, 2018, by and among the Company, US Spine, Inc., MEF I, L.P., Anson Investments Master Fund LP, Hercules Technology III, L.P. and Hercules Capital, Inc.	Form 8-K (Exhibit 10.1)	01/4/18	001-33624

10.20	Exchange Agreement, dated January 3, 2018, by and among SINTX Corporation and MEF I, L.P.	Form 8-K (Exhibit 10.2)	01/4/18	001-33624

10.21	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and Anson Investments Master Fund LP	Form 8-K (Exhibit 10.3)	01/4/18	001-33624

10.22	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.	Form 8-K (Exhibit 10.4)	01/4/18	001-33624

10.23	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and Anson Investments	Form 8-K (Exhibit 10.5)	01/4//18	001-33624
10.24	Securities Purchase Agreement, dated January 30, 2018, by and among the Company and L2 Capital, LLC.	Form 8-K (Exhibit 10.1)	2/1/18	001-33624

10.25	Amended and Restated Promissory Note payable to L2 Capital	Form S-1 (Exhibit 10.25)	4/26/18	333-223032

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10.26	Form of Warrant Amendment Agreement		Form S-1 (Exhibit 10.26)	4/26/18	333-223032

10.27	Amendment to Centrepointe Business Park Lease Agreement, dated June 7, 2019, between SINTX Technologies, Inc. and Centrepointe Properties, LLC.		Form 8-K (Exhibit 10.1)	6/10/19	001-33624

10.28	Equity Distribution Agreement, dated as of June 4, 2019, by and between SINTX Technologies, Inc and Maxim Group LLC		Form 8-K (Exhibit 10.1)	6/04/19	001-33624

10.29	Amendment to Equity Distribution Agreement, dated as of September 12, 2019, by and between SINTX Technologies, Inc. and Maxim Group LLC		Form 8-K (Exhibit 10.1)	9/12/19	001-33624

10.30	Promissory Note issued by CTL Corporation in favor of Amedica Corporation dated as of October 1, 2018.		Form 8-K (Exhibit 10.1)	10/5/18	001-33624

10.31	Security Agreement between Amedica Corporation and CTL Corporation dated as of October 1, 2018.		Form 8-K (Exhibit 10.2)	10/5/18	001-33624

10.32	Guaranty between Amedica Corporation and Daniel Chon dated as of October 1, 2018.		Form 8-K (Exhibit 10.3)	10/5/18	001-33624

10.32	ROFN Security Agreement between Amedica Corporation and CTL Corporation dated as of October 1, 2018.		From 8-K (Exhibit 10.4)	10/5/18	001-33624

21.1	List of Subsidiaries of the Registrant		Form S-1 (Exhibit 21.1)	11/01/19	333-234438

23.1	Consent of Independent Registered Public Accounting Firm, Tanner LLC	X

99.1	Form of Instructions as to Use of Subscription Rights Certificates	X

99.2	Form of Letter to Shareholders who are Record Holders	X

99.3	Form of Letter to Brokers, Dealers, Banks and Other Nominees	X

99.4	Form of Broker Letter to Clients Who are Beneficial Holders	X

99.5	Form of Beneficial Owner Election Form	X

99.6	Form of Nominee Holder Certification	X

99.7	Form of Notice of Important Tax Information	X

* Indicates management contract or compensatory plan or arrangement.

# To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on January 10, 2020.

SINTX TECHNOLOGIES, INC.

By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ B. Sonny Bal		January 10, 2020
B. Sonny Bal, M.D.	Chief Executive Officer and Director
(Principal Executive Officer and Principal Financial Officer)
*		January 10, 2020
David W. Truetzel	Director

*		January 10, 2020
Jeffrey S. White	Director

*		January 10, 2020
Eric A. Stookey	Director

* By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Attorney-in-Fact

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